As filed with the Securities and Exchange Commission on April 6, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

_______________________________________

PROLOR BIOTECH, INC.

(Exact name of registrant as specified in its charter)

_______________________________________

Nevada
(State or other jurisdiction of incorporation or organization)

20-0854033
(I.R.S. Employer Identification Number)

7 Golda Meir Street

Weizmann Science Park

Nes-Ziona, Israel 74140

(866) 644-7811

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
_______________

Shai Novik

President

PROLOR Biotech, Inc.

7 Golda Meir Street

Weizmann Science Park

Nes-Ziona, Israel 74140

(866) 644-7811

(Name, address, including zip code, and telephone number, including area code, of agent for service)

_______________

Copies of communications to:

Robert L. Grossman, Esq.

Greenberg Traurig, P.A.

333 Avenue of the Americas

(333 S.E. 2nd Avenue)

Miami, Florida 33131

(305) 579-0500

_______________

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after this Registration Statement is declared effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

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CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Common stock, par value $0.00001 per share	$75,000,000		$75,000,000	$8,595

(1)	The proposed maximum offering price per unit will be determined from time to time by the registrant in connection with the issuance by the registrant of the common stock registered hereunder.
(2)	Calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 6, 2012

PROSPECTUS

$75,000,000

PROLOR Biotech, Inc.

Common Stock

We may from time to time sell our common stock described in this prospectus in one or more offerings. The aggregate initial offering price of all shares of common stock sold under this prospectus will not exceed $75,000,000.

This prospectus provides a general description of our common stock, which we may offer and sell in amounts, at prices and on terms to be determined at the time of sale and set forth in a supplement to this prospectus. Each time we sell our common stock described in this prospectus, we will provide specific terms of the common stock offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our common stock. This prospectus may not be used to consummate a sale of common stock unless accompanied by an applicable prospectus supplement.

We may sell our common stock directly to our stockholders or to purchasers through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of our common stock, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts. Our net proceeds from the sale of common stock will also be set forth in the applicable prospectus supplement.

Our common stock is traded on the NYSE Amex under the symbol “PBTH.”

See “RISK FACTORS” beginning on page 6 for information you should consider before buying our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2012

_______________

About This Prospectus

This prospectus is part of a “shelf” registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission, or the SEC. Under this shelf registration statement, we may offer up to an aggregate of $75,000,000 of our common stock in one or more offerings. This prospectus provides you with a general description of the common stock we may offer. Each time we use this prospectus to offer common stock, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts, process and terms of the common stock offered. The prospectus supplement may also add, update or change the information contained in this prospectus. You should read carefully both this prospectus, any prospectus supplement and any free writing prospectus related to the applicable offering that is prepared by us or on our behalf or that is otherwise authorized by us, together with additional information described under the heading “Where You Can Find More Information” located on page 12.

You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus related to the applicable offering of common stock that is prepared by us or on our behalf or that is otherwise authorized by us. We have not authorized any other person to provide you with different information. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus that is prepared by us or on our behalf or that is otherwise authorized by us. This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of this prospectus and such accompanying prospectus supplement or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement are delivered, or securities sold, on a later date.

References in this prospectus to the “Registrant,” “PROLOR,” “we,” “us” and “our” refer to PROLOR Biotech, Inc., a Nevada corporation, and its subsidiaries, unless the context requires otherwise.

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Cautionary Statement Regarding Forward-Looking Statements

This prospectus contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 based on our current expectations, assumptions and estimates about us and our industry. These forward-looking statements involve risks and uncertainties. Words such as “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “will,” “may” and other similar expressions identify forward-looking statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. All statements other than statements of historical facts, including, among others, statements regarding our future financial position, business strategy, projected levels of growth, projected costs and projected financing needs, are forward-looking statements. These forward-looking statements are based on our current expectations, are not guarantees of future performance, are subject to a number of risks, uncertainties, assumptions and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those anticipated in such forward-looking statements. Important factors that could cause actual results to differ materially from those forward-looking statements include, but are not limited to, the following:

•	our limited operating history;

•	our lack of any commercialized products or technologies;

•	our product candidates are at an early stage of product development and may never be commercialized;

•	that we may be unable to develop product candidates that will achieve commercial success in a timely and cost-effective manner, or ever;

•	our need to raise additional capital to meet our business requirements in the future, and such capital raising may be costly or difficult to obtain and could dilute current stockholders’ ownership interests;

•	if we fail to obtain necessary funds for our operations, we will be unable to maintain and improve our patented technology, and we will be unable to develop and commercialize our products and technologies;

•	our dependence on key members of our management and advisory team;

•	our potential inability to enforce employees’ covenants not to compete and therefore may be unable to prevent our competitors from benefiting from the expertise of some of our former employees;

•	our current lack of sales, marketing or distribution capabilities;

•	potential product liability claims if our product candidates cause harm to patients;

•	our product candidates will remain subject to ongoing regulatory requirements even if they receive marketing approval, and if we fail to comply with these requirements, we could lose these approvals, and the sales of any approved commercial products could be suspended;

•	clinical trials are very expensive, time-consuming and difficult to design and implement and, as a result, we may suffer delays or suspensions in future trials which would have a material adverse effect on our ability to generate revenues;

•	the manufacture of our product candidates is an exacting and complex process, and if we or one of our materials suppliers encounters problems manufacturing its products, our business could suffer;

•	our reliance on third parties to implement our manufacturing and supply strategies;

•	our inability to successfully integrate any acquisitions of technologies or products;

•	our inability to successfully grow and expand our business;

•	our inability to obtain adequate insurance;

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•	our holding company structure and our dependence on cash flow from our wholly-owned subsidiaries to meet our obligations;

•	our inability to maintain an effective system of internal controls;

•	the impact of potential political, economic and military instability in the State of Israel, where key members of our senior management and our research and development facilities are located;

•	recent disruptions in the financial markets and global economic conditions;

•	our dependence on our license of core technology from Washington University;

•	our failure to obtain or maintain or protect our patents, licensing agreements and other intellectual property;

•	the cost of potential litigation required to protect our intellectual property or to defend against claims alleging that we have violated the intellectual property rights of others;

•	our inability to enforce confidentiality agreements, which could result in third parties using our intellectual property to compete against us;

•	uncertainty regarding international patent protection;

•	our inability to protect intellectual property rights of the third parties from whom we license certain of our intellectual property or with whom we have entered into other strategic relationships;

•	our inability to obtain required regulatory approvals in the United States to market our proposed product candidates;

•	the impact of government regulations and delays associated with obtaining required regulatory approvals in the United States necessary to market our proposed product candidates;

•	the impact of competition and continuous technological change;

•	the impact of healthcare reform, which could adversely impact how much or under what circumstances healthcare providers will prescribe or administer our products;

•	compliance with federal anti-kickback laws and regulations;

•	the volatility of our common stock;

•	that we do not anticipate paying dividends on our common stock;

•	a lack of security analyst coverage of our company;

•	potential dilution of your ownership interest because of future issuances of additional shares of our common stock and our preferred stock;

•	that our principal stockholders have significant voting power and may take actions that may not be in the best interest of other stockholders;

•	sales by stockholders who had previously been subject to restrictions on the sale of their shares and who may now sell those shares into the public market;

•	the other factors referenced in this prospectus, including, without limitation, under “Risk Factors;” and

•	other risks detailed from time to time in the reports filed by us with the SEC.

We believe these forward-looking statements are reasonable; however, you should not place undue reliance on any forward-looking statements, which are based on current expectations. If any of the foregoing risks or uncertainties materialize, or if any of our underlying assumptions are incorrect, our actual results may differ materially from the results that we express or imply by any of our forward-looking statements. The forward-looking statements made in this prospectus relate only to events as of the date on which the statements are made. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. Except as required by applicable laws, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan and assume no obligation to publicly update or revise any forward-looking statements contained herein after the date of this prospectus, whether as a result of any new information, future events or otherwise.

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Summary

This summary highlights selected information and does not contain all the information that is important to you. You should carefully read this prospectus, any applicable prospectus supplement and the documents to which we have referred in “Information Incorporated by Reference” on page 12 of this prospectus for information about us and our financial statements.

Our Company

We are a development stage biopharmaceutical company utilizing patented technology to develop longer-acting, proprietary versions of already-approved therapeutic proteins that currently generate billions of dollars in annual global sales. We have obtained certain exclusive worldwide rights from Washington University in St. Louis, Missouri to use a short, naturally-occurring amino acid sequence (peptide) that has the effect of slowing the removal from the body of the therapeutic protein to which it is attached. This Carboxyl Terminal Peptide (CTP) can be readily attached to a wide array of existing therapeutic proteins, stabilizing the therapeutic protein in the bloodstream and extending its life span without additional toxicity or loss of desired biological activity. We are using the CTP technology to develop new, proprietary versions of certain existing therapeutic proteins that have longer life spans than therapeutic proteins without CTP. We believe that our products will have greatly improved therapeutic profiles and distinct market advantages.

We believe our products in development will provide several key advantages over our competitor’s existing products:

•	significant reduction in the number of injections required to achieve the same or superior therapeutic effect from the same dosage;

•	extended patent protection for proprietary new formulations of existing therapies;

•	faster commercialization with greater chance of success and lower costs than those typically associated with a new therapeutic protein; and

•	manufacturing using industry-standard biotechnology-based protein production processes.

Merck & Co. has developed the first novel protein containing CTP, named ELONVA®, a long-acting CTP-modified version of the fertility drug follicle stimulating hormone (FSH). On January 28, 2010, Merck received marketing authorization from the European Commission for ELONVA® with unified labeling valid in all European Union Member States. Merck licensed the CTP technology directly from Washington University (prior to the formation of Modigene Delaware) for application only to Follicle Stimulating Hormone (FSH) and three other hormones, human Chorionic Gonadotropin (hCG), Luteinizing Hormone (LH) and Thyroid-Stimulating Hormone (TSH).

Our internal product development program is currently focused on extending the life span of the following biopharmaceuticals, in an effort to provide patients with improved therapies that may enhance their quality of life:

•	Human Growth Hormone (hGH)

•	Factor IX

•	Anti-Obesity Peptide Oxyntomodulin

•	Factor VIIa

•	Interferon β and Erythropoietin (EPO)

•	Atherosclerosis and rheumatoid arthritis long-acting therapies

We believe that the CTP technology will be broadly applicable to these as well as other best-selling therapeutic proteins in the market and will be attractive to potential partners because it will allow them to extend proprietary rights for therapeutic proteins with near-term patent expirations.

Certain Information About Us In This Prospectus

We were incorporated under the laws of the State of Nevada in August 2003. Our principal executive officers are located at 7 Golda Meir Street, Weizmann Science Park, Nes-Ziona, Israel 74140, and our telephone number is (866) 644-7811.

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Risk Factors

Investing in our securities involves risks. Before deciding to purchase any of our securities, you should carefully consider the discussion of risks and uncertainties under the heading “Risk Factors” contained in our Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2011, which is incorporated by reference in this prospectus, and under similar headings in our subsequently filed quarterly reports on Form 10-Q and annual reports on Form 10-K, as well as the other risks and uncertainties described in any applicable prospectus supplement or free writing prospectus and in the other documents incorporated by reference in this prospectus. See the section entitled “Where You Can Find More Information” in this prospectus. The risks and uncertainties we discuss in the documents incorporated by reference in this prospectus are those we currently believe may materially affect our company. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial also may materially and adversely affect our business, financial condition and results of operations.

Use of Proceeds

Unless we specify otherwise in the applicable prospectus supplement, we expect to use the net proceeds from the sale of the common stock offered hereby for general corporate purposes, which may include:

•	acquisitions of assets and businesses;

•	repayment of indebtedness outstanding at that time; and

•	general working capital.

Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of such offering and will be described in the related supplement to this prospectus.

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Description of Common Stock

General

This prospectus describes the general terms of our common stock, which description is qualified in its entirety by reference to applicable Nevada law and the terms and provisions contained in our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws. When we offer to sell common stock, we will describe the specific terms of such offering in a supplement to this prospectus. Accordingly, for a description of the terms of a particular offering of our common stock, you must refer to both this prospectus and the applicable prospectus supplement. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

Under our Amended and Restated Articles of Incorporation, the total number of shares of all classes of stock that we have authority to issue is 310,000,000, consisting of 300,000,000 shares of common stock, par value $0.00001 per share, and 10,000,000 shares of preferred stock, par value $0.00001 per share. As of March 5, 2012, there were 54,750,813 shares of common stock outstanding and no shares of preferred stock outstanding.

Common Stock

Each share of common stock entitles the holder thereof to one vote on all matters submitted to a vote of our common stockholders, including the election of directors. Generally, all matters submitted to a vote of our stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of shares of our preferred stock as may from time to time be outstanding. Our Amended and Restated Articles of Incorporation do not provide for cumulative voting in the election of directors. Except as otherwise provided by applicable law, and subject to any voting rights granted to holders of any outstanding series of preferred stock, amendments to our Articles of Incorporation generally must be approved by a majority of the votes entitled to be cast by all outstanding shares of common stock. Subject to any preferential rights to which holders of any series of preferred stock are entitled, holders of common stock are entitled to cash dividends as may be declared from time to time by our Board of Directors from funds legally available therefore. Subject to any preferential rights to which holders of any series of preferred stock are entitled, upon our liquidation, dissolution or winding up, holders of common stock will be entitled to receive, pro rata, all assets available for distribution to such holders.

Transfer Agent and Registrar

American Stock Transfer & Trust Company, LLC has been appointed as the transfer agent and registrar for our common stock.

Listing

Our common stock is listed on the NYSE Amex under the symbol “PBTH.”

Anti-Takeover Effects of Nevada Law and our Charter Documents

Nevada Law

As a corporation incorporated under the laws of the State of Nevada, we are subject to the Nevada Revised Statutes, including Nevada’s “control share” and “business combination” statutes. Among other requirements, Nevada’s control share statute may apply to us if we have 200 or more stockholders of record, at least 100 of who had addresses in Nevada, and Nevada’s “business combination” statute may apply to us if we have 200 or more stockholders of record.

In general, the control share statute, under certain circumstances, prohibits a person from voting shares of a Nevada corporation’s voting stock after such person acquires an ownership percentage of such corporation in excess of certain thresholds, unless such corporation’s disinterested stockholders approve the granting of voting rights to such person’s shares.

In general, the business combination statute prohibits a publicly-held Nevada corporation from engaging in a business combination with an interested stockholder for a period of two years following the date on which the person became an interested stockholder, unless the business combination or the transaction pursuant to which the person became an interested stockholder was approved in a prescribed manner. Generally, a business combination includes a merger or consolidation with an interested stockholder, or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with: (i) an interested stockholder having direct or indirect beneficial ownership of 10% or more of outstanding voting stock of a Nevada corporation; or (ii) an affiliate or associate of a Nevada corporation who, at any time within two years before the date in question, was the direct or indirect owner of 10% or more the corporation’s outstanding voting stock. An interested stockholder cannot engage in specified business combinations with the corporation for a period of two years after the date on which the person became an interested stockholder.

Amended and Restated Articles of Incorporation and Bylaws

Our Amended and Restated Articles of Incorporation and our Amended and Restated Bylaws contain material provisions that may make the acquisition of control of us more difficult.

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Blank Check Preferred Stock. Our Amended and Restated Articles of Incorporation provide that our Board of Directors may issue up to 10,000,000 shares of preferred stock in one or more series without stockholder approval, and each such series of preferred stock may have such preferences, rights and limitations as the Board of Directors shall determine.

Stockholder Action by Written Consent. Our Amended and Restated Bylaws provide that any action which our stockholders may take at a stockholders’ meeting can be taken by written consent in lieu of a meeting.

Indemnification. Our Amended and Restated Articles of Incorporation provide that we will indemnify each of our directors and officers to the fullest extent permitted by applicable law. Additionally, our Amended and Restated Bylaws permit us to purchase insurance on behalf of our directors, officers, employees and agents against liabilities that they may incur in those capacities, whether or not we would have the power to indemnify them against such liabilities.

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Plan of Distribution

We may sell the common stock offered hereby from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities (1) through underwriters or dealers, (2) through agents and/or (3) directly to one or more purchasers. We may distribute the securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of our securities.

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

We will provide in the applicable prospectus supplement any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

An underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with securities laws. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bidders to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the prices of the securities to be higher than they would otherwise be. The underwriters may engage in these activities on any exchange or other market in which the securities may be traded. If commenced, the underwriters may discontinue these activities at any time. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

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Legal Matters

The validity of the securities offered hereby will be passed upon for us by Greenberg Traurig, LLP, Las Vegas, Nevada.

Experts

Our consolidated financial statements included in our Annual Report on Form 10-K/A for the year ended December 31, 2011 are incorporated herein by reference in reliance on the report of Yarel + Partners, an independent registered public accounting firm, given on the authority of such firm as an expert in accounting and auditing.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy materials that we have filed with the SEC at the SEC’s public reference room located at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information that we file electronically with the SEC and which are available at the SEC’s website at http://www.sec.gov. In addition, we maintain an Internet website at www.prolor-biotech.com. Information contained on our website is not incorporated into or made a part of this prospectus or the registration statement of which this prospectus forms a part.

This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and our common stock, including certain exhibits. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s website listed above.

Incorporation of Certain Documents by Reference

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update, modify and supersede this information. We incorporate by reference the following documents we have filed with the SEC:

•	Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC on March 15, 2012, as amended by our Annual Report on Form 10-K/A for the year ended December 31, 2011, filed with the SEC on March 23, 2012; and

•	The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on March 26, 2010, including any amendment or report filed for the purpose of updating that description.

All documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (not including any information furnished under Item 2.02, 7.01 or 9.01 of Form 8-K and any other information that is identified as “furnished” rather than filed, which information is not incorporated by reference herein) before we stop offering the securities under this prospectus (including any such document filed by us prior to the effectiveness of the registration statement of which this prospectus forms a part) shall also be deemed to be incorporated by reference and will automatically update information in this prospectus.

Any statements made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

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We will provide without charge to each person, including any stockholder, to whom a prospectus is delivered, upon written or oral request of that person, a copy of any and all of the information incorporated by reference into this prospectus. Please direct requests to us at the following address:

PROLOR Biotech, Inc.

Attn: Investor Relations

7 Golda Meir Street

Weizmann Science Park

Nes-Ziona, Israel 74140

(866) 644-7811

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in such filings.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. Other Expenses of Issuance and Distribution

The expenses to be paid by us in connection with the distribution of the securities being registered are as set forth in the following table. All amounts shown are estimates except for the SEC registration fee.

SEC Registration Fee	$8,595
Legal Fees and Expenses	*
Accounting Fees and Expenses	*
Printing Expenses	*
Blue Sky Fees	*
Transfer Agent Fees and Expenses	*
Miscellaneous	*
Total	$8,595

 *Estimated expenses are not presently known.

ITEM 15. Indemnification of Directors and Officers

As a corporation incorporated under the laws of the State of Nevada, we are subject to the Nevada Revised Statutes, which provide that a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that his act or failure to act constituted a breach of his fiduciary duties as a director or officer and his breach of those duties involved intentional misconduct, fraud or a knowing violation of law. The Articles of Incorporation or an amendment thereto may, however, provide for greater individual liability. Furthermore, directors may be jointly and severally liable for the payment of certain distributions in violation of Chapter 78 of the Nevada Revised Statutes.

The Nevada Revised Statutes also provide that under certain circumstances, a corporation may indemnify any person for amounts incurred in connection with a pending, threatened or completed action, suit or proceeding in which he is, or is threatened to be made, a party by reason of his being a director, officer, employee or agent of the corporation or serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, if such person (a) is not liable for a breach of fiduciary duty involving intentional misconduct, fraud or a knowing violation of law or such greater standard imposed by the corporation’s articles of incorporation; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Additionally, a corporation may indemnify a director, officer, employee or agent with respect to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, if such person (a) is not liable for a breach of fiduciary duty involving intentional misconduct, fraud or a knowing violation of law or such greater standard imposed by the corporation’s articles of incorporation; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, however, indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court to be liable to the corporation or for amounts paid in settlement to the corporation, unless the court determines that the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

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Subject to authorization by our board of directors upon its determination that an Indemnified Party (as defined below) has met the applicable standard of conduct, our bylaws require that we indemnify any person who was or is a party or is threatened to be made a party to any proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that such person is or was a director, trustee, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, trustee, officer, employee or agent of another entity (any such person, an “Indemnified Person”), against expenses, including attorneys’ fees, judgment, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. Further, we shall indemnify each Indemnified Person in respect of actions by or in the right of the Company; provided, however, that, with limited, court-determined exceptions, we shall not indemnify any such Indemnified Person in any such action if such person is adjudged liable for gross negligence or willful misconduct in the performance of such person’s duty to us.

Additionally, subject to our board of directors’ authorization as described above, expenses incurred by an Indemnified Person shall be paid by us at any time or from time to time in advance of the final disposition of any above-described action, suit or proceeding upon our receipt of an undertaking by or on behalf of such Indemnified Person to repay such amount unless it shall ultimately be found that we are authorized under the bylaws to pay such amount.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the provisions that we describe above or otherwise, we have been informed that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 16. Exhibits

Exhibit Number	Description
1.1	Form of Underwriting Agreement.*
4.1	Amended and Restated Articles of Incorporation of the Company, as amended, filed as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, filed with the SEC on August 14, 2009 and incorporated by reference herein.
4.2	Certificate of Designations of Preferences, Rights and Limitations of Series A Convertible Preferred Stock, filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on March 27, 2008 and incorporated by reference herein.
4.3	Certificate of Designation of 10.0% Series B Cumulative Convertible Preferred Stock, filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on July 24, 2009 and incorporated by reference herein.
4.4	Amended and Restated Bylaws of the Company, filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed with the SEC on May 14, 2007 and incorporated by reference herein.
5.1	Opinion of Greenberg Traurig, LLP.
23.1	Consent of Yarel + Partners, independent registered certified public accounting firm.
23.2	Consent of Greenberg Traurig, LLP (contained in legal opinion filed as Exhibit 5.1).
24.1	Powers of Attorney (included on signature pages hereto).

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* To be filed by amendment or as an exhibit to a document incorporated by reference herein in connection with an offering of the offered securities.

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ITEM 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

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(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nes-Ziona, State of Israel, on April 6, 2012.

PROLOR Biotech, Inc.

By: /s/ Abraham Havron Abraham Havron Chief Executive Officer (Principal Executive Officer)

By: /s/ Steve Schaeffer Steve Schaeffer Chief Financial Officer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Abraham (Avri) Havron and Shai Novik and each of them such person’s true and lawful attorney-in-fact and agent, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement or any registration statement relating to this offering to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or such person’s substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Abraham (Avri) Havron Abraham (Avri) Havron	Chief Executive Officer (Principal Executive Officer) and Director	April 6, 2012

/s/ Steve Schaeffer Steve Schaeffer	Chief Financial Officer (Principal Financial and Accounting Officer)	April 6, 2012

/s/ Shai Novik Shai Novik	President and Director	April 6, 2012

/s/ Fuad Fares Fuad Fares	Director	April 6, 2012

/s/ Dr. Phillip Frost, M.D. Dr. Phillip Frost, M.D.	Director	April 6, 2012

/s/ Jane H. Hsiao, Ph.D MBA Jane H. Hsiao, Ph.D MBA	Director	April 6, 2012

/s/ Marian Gorecki Marian Gorecki	Director	April 6, 2012

/s/ Steven D. Rubin Steven D. Rubin	Director	April 6, 2012

INDEX TO EXHIBITS

Exhibit Number	Description
1.1	Form of Underwriting Agreement.*
4.1	Amended and Restated Articles of Incorporation of the Company, as amended, filed as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, filed with the SEC on August 14, 2009 and incorporated by reference herein.
4.2	Certificate of Designations of Preferences, Rights and Limitations of Series A Convertible Preferred Stock, filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on March 27, 2008 and incorporated by reference herein.
4.3	Certificate of Designation of 10.0% Series B Cumulative Convertible Preferred Stock, filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on July 24, 2009 and incorporated by reference herein.
4.4	Amended and Restated Bylaws of the Company, filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed with the SEC on May 14, 2007 and incorporated by reference herein.
5.1	Opinion of Greenberg Traurig, LLP.
23.1	Consent of Yarel + Partners, independent registered certified public accounting firm.
23.2	Consent of Greenberg Traurig, LLP (contained in legal opinion filed as Exhibit 5.1).
24.1	Powers of Attorney (included on signature pages hereto).

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* To be filed by amendment or as an exhibit to a document incorporated by reference herein in connection with an offering of the offered securities.